As filed with the Securities and Exchange Commission on July 3 , 2008

Registration No. 333-[-----]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OCEAN ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	1311	26-2210011
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Valentyna Stupenko
1984 Isaac Newton Square West, Suite 202,
Reston, VA 20190
Tel: (703) 227-7165
(Name, Address and Telephone Number
of Principal Executive Offices and Agent for Service)

Copies of communications to:

JOSEPH I. EMAS 1224 WASHINGTON AVENUE MIAMI BEACH, FLORIDA 33139 TELEPHONE NO.: (305) 531-1174 FACSIMILE NO.: (305) 531-1274

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Large Accelerated Filer ☐

Accelerated Filer

☐

Non-Accelerated Filer

☐

Smaller reporting Company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (7)
Common Stock (1)	955,000	0.50	$477,500	$19.00

Total:	955,000			$19.00

(1)  Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act. No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.50.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED [-----], 2008

PROSPECTUS

OCEAN ENERGY, INC.
955,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Please refer to “Selling Security holders” beginning on page 14.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.   All costs associated with this registration will be borne by us.

An investment in our Common Stock involves significant risks. Investors should not buy our Common Stock unless they can afford to lose their entire investment. See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _________ ____ , 2008

1

TABLE OF CONTENTS

Item No.

Page

Prospectus Summary

2

Risk Factors

  4-13

Special Note Regarding Forward-Looking Statements

  12,13

Use of Proceeds

  13

Financings

   18, 19, 20

Selling Security Holders

  13, 14

Plan of Distribution

   14,15, 16

Description of Business

  22,23,24

Properties

  27

Legal Proceedings

                                       27

Selected Financial Data

 3

Management's Discussion and Analysis of Financial Condition and Results of Operation

                                  16, 17, 18

Directors and Executive Officers of the Registrant.

  27

Executive Compensation.

  29

Description of Securities

                                 30

Market for Registrant's Common Equity,  Related Stockholder Matters and Issuer Purchases of Equity Securities

  1

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

                                 32

Certain Relationships and Related Transactions.

  1

Interest of Named Experts and Counsel

  33

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

  1, 34

Where You Can Find More Information

  1

Transfer Agent

  1

Exhibits and Financial Statements Schedules.

i

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section. Unless the context requires otherwise, "we," "us," "our", " and the "company" and similar terms refer to Ocean Energy, Inc., , while the term "Ocean Energy" refers to Ocean Energy, Inc.” in its corporate capacity.

Our Company

We are Ocean Energy, Inc. (the "Company"), a Nevada corporation.   Our business was formed for the purpose of profitably producing and distributing Ocean Power Converters (OPC) supplying seashore consumers. This  innovative, patent-pending technology is the result of 15 years of improvement of the Wincrants rotor executed by the CEO of our company. Nine prototypes of OPC have been manufactured and tested, one of which was installed and tested in the city of Suva, Fiji Islands, by the University of the South Pacific. After this was completed, an official letter regarding the successful realization of the project was issued. Interest in the development of the engineering of sea wave power was revealed by the South Pacific Geoscience Application Commission – SOPAC (Fiji) and by the governments of Nauru, Kiribati, Tonga, Tuvalu, Samoa, Bahamas, and others.

About Us

Our principal executive offices are located at 1984 Isaac Newton Square West, Suite 202, Reston, VA 20190 . Our telephone number is (703) 227-7165.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. Management plans to apply to enable our common stock to be quoted on the OTC Bulletin Board.

The Offering

This prospectus relates to the sale of up to 955,000 currently issued and outstanding shares of our common stock by the selling security holders, consisting of non-U.S. citizen investors.

We agreed to file a registration statement with the Commission in order to register the resale of the common shares issued to the selling security holders.

As of  April 30, 2008, we had 12,200,000 shares of common stock outstanding. The number of shares registered under this prospectus would represent approximately 10.5 % of the total common stock outstanding, assuming exercise of our warrants. The number of shares ultimately offered for sale by the selling security holders is dependent on whether, and to what extent, such holders exercise their warrants.

We will not commence seeking a market for our common stock until the registration statements have cleared all comments from the Securities and Exchange Commission.  Management intends to request a market maker to file a Form 211 to be approved for trading on the NASDAQ.  The company is not permitted to file a form 211 with the OTCBB as only Market Makers may apply to the OTCBB for the issuer to get approval to quote the security on the Exchange.

There currently is no trading market for our common stock.  The Company has not applied for a listing on any exchanges including Pinksheets.com.  Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution."

SUMMARY FINANCIAL DATA

The following selected financial data have been derived from the Company’s and its predecessor’s financial statements which have been audited by Moore & Associates Chartered, an independent registered public accounting firm, as of and for the year ended at April 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the year ended April 30, 2008.  The summary financial data as of April 30, 2008, are derived from our audited financial statements, which are included elsewhere in this prospectus.  The audited condensed financial statements have been prepared on the same basis as our audited financial statements and include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the audited periods.  The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

OCEAN ENERGY,  INC.

SUMMARY OF STATEMENTS OF OPERATIONS

Period from Inception (November 28, 2007 to April 30
2008

REVENUES	0

EXPENSES:
Cost of Sales
Consulting, Legal and Accounting	12,500
General and Administrative	9,000

TOTAL OPERATING EXPENSES	(21,500)

NET INCOME	(21,500)

NET INCOME PER COMMON SHARE - BASIC AND DILUTED	(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	11,662,108

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations.  You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock.  If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.  In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

 Risks Relating to Our Business

SINCE INCEPTION, WE HAVE HAD LIMITED OPERATIONS AND HAVE INCURRED NET LOSSES OF $21,500 AND WE NEED ADDITIONAL CAPITAL TO EXECUTE OUR BUSINESS PLAN.

We have had limited operations and have incurred net losses of ($21,500) for the period from November 28, 2007 (Inception) through April 30, 2008,  and have not generated any revenues from operations.  Since our inception, we have been engaged in organizational activities, including developing a strategic operating plan, entering into contracts, hiring personnel, developing processing technology, and raising private capital. Our continued existence is dependent upon our ability to obtain additional debt and/or equity financing. We will require additional funds through project financings or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. We expect our current cash on hand to be sufficient for the next 12 month period. There is no assurance we will be successful in raising additional capital or achieving profitable operations. Wherever possible, our board of directors (the “Board of Directors”) will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

WAVE ENERGY TECHNOLOGY MAY NOT GAIN BROAD COMMERCIAL ACCEPTANCE.

Wave energy technology is at an early stage of development, and the extent to which wave energy power generation will be commercially viable is uncertain. Many factors may affect the commercial acceptance of wave energy technology, including the following:

•	performance, reliability and cost-effectiveness of wave energy technology compared to conventional and other renewable energy sources and products;

•	developments relating to other renewable energy generation technologies;

•

fluctuations in economic and market conditions that affect the cost or viability of conventional and renewable energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	overall growth in the renewable energy equipment market;

•	availability and terms of government subsidies and incentives to support the development of renewable energy sources, including wave energy;

•	fluctuations in capital expenditures by utilities and independent power producers, which tend to decrease when the economy slows and interest rates increase; and

•	the development of new and profitable applications requiring the type of remote electric power provided by our autonomous wave energy systems.

If wave energy technology does not gain broad commercial acceptance, our business will be materially harmed and we may need to curtail or cease operations.

IF SUFFICIENT DEMAND FOR OUR OPC/WEPP SYSTEMS DOES NOT DEVELOP OR TAKES LONGER TO DEVELOP THAN WE ANTICIPATE, OUR REVENUES MAY DECLINE, AND WE MAY BE UNABLE TO ACHIEVE AND THEN SUSTAIN PROFITABILITY.

Even if wave energy technology achieves broad commercial acceptance, our OPC/WEPP  systems may not prove to be a commercially viable technology for generating electricity from ocean waves. We have invested a significant portion of our time and financial resources since our inception in the development of our OPC/WEPP  systems. To date, we have not yet manufactured and deployed any OPC/WEPP  systems for commercial use. As we begin to manufacture, market, sell and deploy our OPC/WEPP  systems in greater quantities, unforeseen hurdles may be encountered that would limit the commercial viability of our OPC/WEPP  systems, including unanticipated manufacturing, deployment, operating, maintenance and other costs. Our

WE HAVE INVESTED, AND WILL CONTINUE TO INVEST, FUNDS TO CONSTRUCT DEMONSTRATION WAVE POWER STATIONS THAT GENERATE LITTLE OR NO DIRECT REVENUE.

We have constructed and plan to construct in the future demonstration wave power stations to establish the feasibility of wave energy technology and to encourage the market adoption of our wave power stations. Demonstration wave power stations allow potential customers to see first-hand the viability of wave energy technology as a source of electricity. Although we incur significant costs in constructing and maintaining these demonstration wave power stations, demonstration wave power stations generate little or no direct revenue to us.

OUR OPC/WEPP  SYSTEMS DO NOT HAVE A SUFFICIENT OPERATING HISTORY TO CONFIRM HOW THEY WILL PERFORM OVER THEIR ESTIMATED 15-YEAR USEFUL LIFE.

We began developing and testing wave energy technology nearly 10 years ago. However, to date we have only manufactured eight OPC/WEPP  systems for use in testing and development. The longest continuous in-ocean deployment of our OPC/WEPP  system has been for 12 months. As a result, our OPC/WEPP  systems do not have a sufficient operating history to confirm how they will perform over their estimated 15-year useful life. Although we have extensively tested our technology in the ocean, our technology has not been deployed commercially and we have not yet demonstrated that our engineering and test results can be duplicated in commercial production. We have conducted and plan to continue to conduct practical testing of our OPC/WEPP  system. If our OPC/WEPP  system ultimately proves ineffective or unfeasible, we may not be able to engage in commercial production of our products or we may become liable to our customers for quantities we are obligated but are unable to produce. If our OPC/WEPP  systems perform below expectations, we could lose customers and face substantial repair and replacement expense which could in turn adversely affect our business, financial condition and results of operations.

WE MAY BE UNABLE TO DEPLOY LARGER OPC/WEPP  SYSTEMS COST EFFECTIVELY AND WITHOUT DAMAGE TO THE SYSTEMS.

We will need to build larger buoys in order to increase the output of our current OPC/WEPP  systems. The larger buoys will be more difficult than our current buoys to deploy cost effectively and without damage. Our current deployment methodologies, including transportation to the installation site and the mooring of the OPC/WEPP  systems, will need to be revised for OPC/WEPP  systems with greater output. If we cannot develop cost effective methodologies for deployment of the larger OPC/WEPP  systems, or if it takes us longer to do so than we anticipate, we may not be able to deploy such systems in the time we anticipate or at all. Therefore, even if we succeed in increasing the output of our OPC/WEPP  systems above 40kW, if we are unable to deploy these larger OPC/WEPP  systems or encounter problems in doing so, we may be unable to expand our business, maintain our competitive position, satisfy our contractual obligations or become profitable.

PROBLEMS WITH THE QUALITY OR PERFORMANCE OF OUR OPC/WEPP  SYSTEMS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our agreements with customers will generally include guarantees with respect to the quality and performance of our OPC/WEPP  systems. For example, our agreement to complete the first phase of the construction of a 1.39MW wave power station off the coast of Santoña, Spain contains guarantees associated with this first phase regarding the quality, replacement and repair of the 40kW OPC/WEPP  system and ocean-based substation and the level of power output of the 40kW OPC/WEPP  system.

Because of the limited operating history of our OPC/WEPP  systems, we have been required to make assumptions regarding the durability, reliability and performance of the systems, and we cannot predict whether and to what extent we may be required to perform under the guarantees that we expect to give our customers. Our assumptions could prove to be materially different from the actual performance of our OPC/WEPP  systems, causing us to incur substantial expense to repair or replace defective systems in the future. We will bear the risk of claims long after we have sold our OPC/WEPP  systems and recognized revenue. Moreover, any widespread product failures could adversely affect our business, financial condition and results of operations.

OUR TARGETED MARKETS ARE HIGHLY COMPETITIVE. WE COMPETE WITH OTHER RENEWABLE ENERGY COMPANIES AND MAY HAVE TO COMPETE WITH LARGER COMPANIES THAT ENTER INTO THE RENEWABLE ENERGY BUSINESS.

The renewable energy industry, particularly in our targeted markets of coastal North America, the west coast of Europe, the coasts of Australia and the east coast of Japan, is highly competitive and continually evolving as participants strive to distinguish themselves and compete with the larger electric power industry. Competition in the renewable energy industry is likely to continue to increase with the advent of several renewable energy technologies, including tidal and ocean current technologies. If we are not successful in manufacturing systems that generate competitively priced electricity, we will not be able to respond effectively to competitive pressures from other renewable energy technologies.

WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL TO GROW OUR BUSINESS.

We have in the past needed to raise funds to operate our business, and we may need to raise additional funds to manufacture our OPC/WEPP  systems in commercial quantities. If we are unable to raise additional funds when needed, our ability to operate and grow our business could be impaired. We do not know whether we will be able to secure additional funding or funding on terms favorable to us. Our ability to obtain additional funding will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional funding unattractive. If we issue additional equity securities, our existing stockholders may experience dilution or be subordinated to any rights, preferences or privileges granted to the new equity holders

Risks Related to Intellectual Property

IF WE ARE UNABLE TO OBTAIN OR MAINTAIN INTELLECTUAL PROPERTY RIGHTS RELATING TO OUR TECHNOLOGY AND PRODUCTS, THE COMMERCIAL VALUE OF OUR TECHNOLOGY AND PRODUCTS MAY BE ADVERSELY AFFECTED, WHICH COULD IN TURN ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our success and ability to compete depends in part upon our ability to obtain protection in the United States and other countries for our products by establishing and maintaining intellectual property rights relating to or incorporated into our technology and products. We own a variety of patents and patent applications in the United States and corresponding patents and patent applications in several foreign jurisdictions. However, we have not obtained patent protection in each market in which we plan to compete. In addition, we do not know how successful we would be should we choose to assert our patents against suspected infringers. Our pending and future patent applications may not issue as patents or, if issued, may not issue in a form that will be advantageous to us. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or limit the length of term of patent protection we may have for our products. Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection, which could in turn adversely affect our business, financial condition and results of operations.

IF WE ARE UNABLE TO PROTECT THE CONFIDENTIALITY OF OUR PROPRIETARY INFORMATION AND KNOW-HOW, THE VALUE OF OUR TECHNOLOGY AND PRODUCTS COULD BE ADVERSELY AFFECTED, WHICH COULD IN TURN ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

In addition to patented technology, we rely upon unpatented proprietary technology, processes and know-how, particularly with respect to our OPC/WEPP  control and electricity generating systems. We generally seek to protect this information in part by confidentiality agreements with our employees, consultants and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors.

IF WE INFRINGE OR ARE ALLEGED TO INFRINGE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

Our products may infringe or be claimed to infringe patents or patent applications under which we do not hold licenses or other rights. Third parties may own or control these patents and patent applications in the United States and abroad. From time to time, we receive correspondence from third parties offering to license patents to us. Although such correspondence generally does not include a claim of infringement, correspondence of this nature might be used to establish that we received notice of certain patents in the event of subsequent patent infringement litigation. Third parties could bring claims against us that would cause us to incur substantial expenses and, if successfully asserted against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay manufacturing or sales of the product or component that is the subject of the suit.

As a result of patent infringement claims, or in order to avoid potential claims, we may choose or be required to seek a license from the third party and be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms. This could significantly and adversely affect our business, financial condition and results of operations.

In addition to infringement claims against us, we may become a party to other types of patent litigation and other proceedings, including interference proceedings declared by the United States Patent and Trademark Office and opposition proceedings in the European Patent Office, regarding intellectual property rights with respect to our products and technology. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

OUR SUCCESS DEPENDS UPON OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER, VALENTYNA STUPENKO AND OUR CHIEF TECHNOLOGY OFFICER, YURY MILKOV

We believe that our success will depend to a significant extent upon the efforts and abilities of (i) Ms. Stupenko, our Chairman and Chief Executive Officer, due to his contacts in the biodiesel and algae production industries and his overall insight into our business, and (ii) Mr. Milkov, our Chief Technology Officer for his technical and engineering expertise, including his familiarity with technology behind biodiesel industry. Our failure to retain Ms. Stupenko or Mr. Milkov or to attract and retain additional qualified personnel, could adversely affect our operations. We do not currently carry key-man life insurance on any of our officers.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for our fiscal period ending April 30, 2008, we will be required to prepare assessments regarding internal controls over financial reporting and beginning with our annual report on Form 10-K for our fiscal period ending April 30, 2009,  furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management's assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial  information, which could have a negative effect on the trading price of our common stock.

Risk factors relating to our common stock and this offering

THERE IS NO PUBLIC (TRADING) MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE OR DEALERS’ NETWORK; THEREFORE, OUR INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•

variations in our quarterly operating results;

•

changes in general economic conditions and in the biofuel industry;

•

changes in market valuations of similar companies;

•

announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

•

loss of a major customer, partner or joint venture participant; and

•

the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES. THE SECURITIES AND EXCHANGE COMMISSION HAS ADOPTED RULE 3A51-1 WHICH ESTABLISHES THE DEFINITION OF A “PENNY STOCK,” FOR THE PURPOSES RELEVANT TO US, AS ANY EQUITY SECURITY THAT HAS A MARKET PRICE OF LESS THAN $5.00 PER SHARE OR WITH AN EXERCISE PRICE OF LESS THAN $5.00 PER SHARE, SUBJECT TO CERTAIN EXCEPTIONS. FOR ANY TRANSACTION INVOLVING A PENNY STOCK, UNLESS EXEMPT, RULE 15G-9 REQUIRE:

•

that a broker or dealer approve a person’s account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

•

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

WE WILL BE A "SHELL" COMPANY AND OUR SHARES WILL SUBJECT TO RESTRICTIONS ON RESALE.

As we currently have nominal operations and our assets consist of  cash, and/or cash equivalents, we will be deemed a "shell company" as defined in Rule 12b-2 of  the Securities Exchange Act of 1934.   Accordingly, until we are no longer a "shell company," we will file a Form 10 level disclosure, and continue to be a  reporting company pursuant to the Securities Exchange Act of 1934, as amended, and for twelve months, shareholders holding restricted, non-registered  shares will not be able to use the exemptions provided under Rule 144 for  the resale of  their shares of common stock.  Preclusion from any prospective  investor using the exemptions provided by Rule 144 may be more difficult for  us to sell equity securities or equity-related securities in the future to investors that require a shorter period before liquidity or may require us to expend limited funds to register their shares for resale in a future  prospectus.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Nasdaq National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We expect to spend between $50,000 to $100,000 in legal and accounting expenses annually to comply with Sarbanes-Oxley. These costs could affect profitability and our results of operations. The cost of these activities will be paid out of this offering.

YOU COULD BE DILUTED FROM OUR FUTURE ISSUANCE OF CAPITAL STOCK AND DERIVATIVE SECURITIES.

As of April 30, 2008, we had 12,200,000 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

WE HAVE NOT AND DO NOT INTEND TO PAY ANY DIVIDENDS. AS A RESULT, YOU MAY ONLY BE ABLE TO OBTAIN A RETURN ON INVESTMENT IN OUR COMMON STOCK IF ITS VALUE INCREASES.

We have not paid dividends in the past and do not plan to pay dividends in the near future. We expect to retain earnings to finance and develop our business. In addition, the payment of future dividends will be directly dependent upon our earnings, our financial needs and other similarly unpredictable factors. As a result, the success of an investment in our common stock will depend upon future appreciation in its value. The price of our common stock may not appreciate in value or even maintain the price at which you purchased our shares.

THE SELLING STOCKHOLDERS MAY SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

The selling stockholders may sell in the public market up to 12,200,000 shares of common stock being registered in this offering.  That means that up to 12,200,000 shares may be sold pursuant to this registration statement.  Such sales may cause our stock price to decline.  The officers and directors of the Company and the non-registered shareholders will continue to be subject to the provisions of various insider trading and rule 144 regulations.  Consequently, if shareholders are selling shares pursuant to the prospectus underlying this registration statement, it may be more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all as public market sales by our shareholder may deflate the market price of our stock.

WE WILL BE A “SHELL” COMPANY AND OUR SHARES WILL SUBJECT TO RESTRICTIONS ON RESALE.

As we currently have nominal operations and our assets consist of cash, cash equivalents and will be deemed a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly, until we are no longer a “shell company,” file a Form 10 level disclosure, and continue to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended, for twelve months, shareholders holding restricted, non-registered shares will not be able to use the exemptions provided under Rule 144 for the resale of their shares of common stock.  Preclusion from any prospective investor using the exemptions provided by Rule 144 may be more difficult for us to sell equity securities or equity-related securities in the future to investors that require a shorter period before liquidity or may require us to expend limited funds to register their shares for resale in a future prospectus.

THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES

In many circumstances the issuance of securities for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock.  This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the debt raised will be used to grow the Company.  Such an event could place further downward pressure on the price of common stock.

If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market.  If there is an imbalance on the sell side of the market for our stock the price will decline.  It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop.  In some companies that have been subjected to short sales their stock price has dropped to near zero.  We cannot provide any assurances that this situation will not happen to us.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance.  The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties.  Such forward-looking statements are based on assumptions that we will be able to make acquisitions on a timely basis, that we will retain the acquiree’s customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act.  In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.  There will be no proceeds to us from the sale of shares of common stock in this offering.

SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holder. Unless otherwise stated below, to our knowledge no selling security holder nor any affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. None of the selling security holders are members of the National Association of Securities Dealers, Inc. The selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

For purposes of calculating the percentage of shares owned after the offering, we assumed the sale of all common shares offered under this prospectus. However, the selling security holders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus. Accordingly, no estimate can be given as to the amount or percentage of our common shares that will ultimately be held by the selling security holders upon termination of sales pursuant to this prospectus. The percentage of outstanding shares is based on 12,200,000 shares of common stock outstanding as of April 30, 2008.

Name of selling stockholder	Shares of common Stock owned prior to offering	Percent of Common Stock owned prior to offering (1)	Shares of common stock to be sold	Shares of common Stock owned After offering	Percentage of Shares Owned Upon Completion
Irina Gordieieva Oksana Temirova Ludmila Kovalenko Ludmila Birukova Alyona Avdeyeva Vyacheslav Ganev Ivan Stupenko Mariya Stupenko Tair Usmanov Lyubov' Usmanova Elena Sannikova Antonina Rossihina Andrei Dmitrenko Elena Chubenko Oleg Chubenko Vladislav Chubenko Maxim Brodski Irina Orlova Irina Podyacheva Sergey Davidov Andrey Kuzmichenko Alexandr Kudryashov Alexandr Shemirev Petr Mironov Maxim Sorokin Ibragim Kamyakov Ilya Mochalov Alexandr Evdokimov Roman Babkin Dmitri Pronine Dmitri Uchaev Viktor Kireev Alexei Uchaev	75,000 75,000 65,000 65,000 60,000 55,000 50,000 50,000 45,000 40,000 40,000 35,000 35,000 30,000 30,000 20,000 20,000 15,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000	0.615% 0.615% 0.533% 0.533% 0.492% 0.451% 0.410% 0.410% 0.369% 0.328% 0.328% 0.287% 0.287% 0.246% 0.246% 0.164% 0.164% 0.123% 0.082% 0.082% 0.082% 0.082% 0.082% 0.082% 0.082% 0.082% 0.082% 0.082% 0.082% 0.082% 0.082% 0.082% 0.082%	75,000 75,000 65,000 65,000 60,000 55,000 50,000 50,000 45,000 40,000 40,000 35,000 35,000 30,000 30,000 20,000 20,000 15,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000	0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0

(1)

Applicable percentage of ownership is based on 12,200,000 shares as of June 18, 2008, (there are no securities exercisable or convertible into shares of common stock within 60 days of June 18, 2008, for each stockholder).  Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 18, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

PLAN OF DISTRIBUTION

We are registering the shares of stock being offered by this prospectus for resale in accordance with certain registration rights granted the selling shareholders, including their pledgees, donees, transferees or other successors-in-interest, who may sell the shares from time to time, or who may also decide not to sell any or all of the shares that may be sold under this prospectus. We will pay all registration expenses including, without limitation, all the SEC and blue sky registration and filing fees, printing expenses, transfer agents’ and registrars’ fees, and the fees and disbursements of our outside counsel in connection with this offering, but the selling shareholders will pay all selling expenses including, without limitation, any underwriters’ or brokers’ fees or discounts relating to the shares registered hereby, or the fees or expenses of separate counsel to the selling shareholders.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

a distribution to a selling stockholder’s partners, members or stockholders;

•

settlement of short sales;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Selling shareholders that are either broker-dealers or affiliated with broker-dealers may be deemed to be underwriters within the meaning of the Securities Act in connection with resale of their shares. Any commissions received by such broker-dealers, affiliates, or agents and any profit on the resale of the shares purchased by them will be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders, have informed us that at the time they purchased our common stock they did not, and currently do not have, any agreement or understanding, directly or indirectly, with any person to distribute the common stock being sold pursuant to this prospectus.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains various “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this S-1, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to “anticipates”, “believes”, “plans”, “expects”, “future” and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company’s business, including but not limited to, reliance on key customers and competition in its markets, market demand, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring or retaining key personnel and any changes in current accounting rules, all of which may be beyond the control of the Company. Management will elect additional changes to revenue recognition to comply with the most conservative SEC recognition on a forward going accrual basis as the model is replicated with other similar markets (i.e. SBDC). The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements included herein.

DESCRIPTION OF BUSINESS

HISTORY

“Ocean Energy, Inc.” was incorporated in Nevada on November 28, 2007 with the purpose of profitably  producing and distributing Ocean Power Converters (OPC) supplying seashore consumers. This  innovative, patent-pending technology is the result of 15 years of improvement of the Wincrants rotor executed by the CEO of our company. Nine prototypes of OPC have been manufactured and tested, one of which was installed and tested in the city of Suva, Fiji Islands, by the University of the South Pacific. After this was completed, an official letter regarding the successful realization of the project was issued. Interest in the development of the engineering of sea wave power was revealed by the South Pacific Geoscience Application Commission – SOPAC (Fiji) and by the governments of Nauru, Kiribati, Tonga, Tuvalu, Samoa, Bahamas, and others.

The next full scale prototype, a 2 kW OPC, was manufactured and tested in the Black Sea at the Experimental division of the Sevastopol Marine Hydrophysical Institute. An official letter from the Institute confirms that OPC is an effective and reliable device for power production derived from sea waves.

Further development of the construction of Ocean Power Converters has led to the creation of a  simpler, more reliable, less expensive OPC device. In October of 2007, the trade association IPC filed  a Patent Cooperation Treaty application to install a new model of OPC. Estimated costs of electrical power produced by improved OPCs do not exceed 3 cents per kWh,  with an expected lifetime of  no less than 15 years. The estimated resource of the world’s ocean wave energy potential is about 100TW.

INDUSTRY BACKGROUND

Worldwide total electrical power consumption reached about 100 GW by 2005. Electrical generation capacity grows at approximately 5% per year, while demand is growing by more than 10% per year. This has led to an increase in electricity prices of approximately 5 - 10%  per year.

The oceans have a tremendous amount of energetic potential and are close to many, if not most, of the world’s most concentrated populations. Some believe that ocean power will provide a substantial amount of new renewable energy around the world. Difficulties arising from marine life attaching to energy systems in the sea require these generators to be easily cleanable.

Wave power refers to the energy of ocean surface waves and the capture of that energy to do useful work, including electricity generation, desalination, and the pumping of water into reservoirs. Wave power is a form of renewable energy and is one of the most environmentally friendly forms of energy currently available. Wave energy has been included as a Renewable Energy source by the latest U.S. Federal Regulations. It is emission-free and its placement reduces the destructive effect of waves on the coastline. Though often co-mingled, wave power is distinct from the diurnal flux of tidal power and the steady gyre of ocean currents.

Good wave power locations have a flux of about 50 kW per meter of shoreline. Using present-day technology, a maximum of about 20% of that energy, or 10 kW per meter, could be converted into useful electricity. According to the Palo-Alto based EPRI (Electric Power Research Institute, www.epri.com) and their document  Assessment of Waterpower Potential and Development Needs,  “An average of 37,000 megawatts of energy dissipates on California’s 1,200 kilometers (745 miles) of coastline”.

Assuming large scale deployment of wave power technology, coverage of 5000 kilometers of shoreline (worldwide) is plausible. Therefore, the potential for shoreline-based wave power is about 50 GW. Deep water wave power resources are truly enormous. The potential of energy flux of waves that wash against shores is about 3 TW.

The Energy Independence and Security Act of 2007[H.R.6] (Subtitle C - Marine and Hydrokinetic Renewable Energy Technologies) pays a great deal of attention to the development of Wave energy technologies.

The Energy Policy Act of 2005 and The Energy Independence and Security Act of 2007 were designed to reduce dependence upon foreign energy sources (which has now grown to over 50% of total energy consumption) by relying on energy generated by domestically-produced, environmentally-friendly sources.  These energy sources are specifically designated under law and include natural gas, propane, ethanol, methanol, hydrogen, electricity, and biodiesel.

As of March 2006, 22 U.S. states and the District of Columbia have enacted renewable portfolio standards (RPS) laws and goals, which require up to 25% of the electricity sold in the state to be generated by renewable resources by specified dates in the future. Outside of the U.S., some 43 countries have a national target for renewable energy supply. The European Union (EU) has been particularly aggressive in creating policies to increase renewable energy production and use. In fact, the EU has issued a directive requiring that the member countries collectively generate 21% of their electricity and 12% of their total energy from renewable sources by 2010. In the U.S., RPS’s have typically been established via state legislation, mandates issued by state public utility commissions, and in one case, a 2004 statewide ballot initiative in Colorado. The eligible renewable energy sources and other RPS policies vary from state to state, and generally, though not always, favor the renewable energy resource that is least costly within each state.

Wave power generation is not a widely employed technology, and no commercial wave farm has yet been established, but there are several development-stage projects.

AquaEnergy’s Makah Bay Offshore Wave Energy Pilot Project is a proposed 1 MW pilot wave energy project located off the coast of Washington State. The project will consist of four buoys generating 250 kW each. The project is currently in the FERC (Federal Energy Regulatory Commission) licensing process.

Ocean Power Technologies’ (OPT) Reedsport Wave Park is a proposed 50 MW project off the coast of Oregon. The FERC preliminary permit application was accepted in July 2006 and issuance of a permit based on the application filed July 14, 2006 is pending.

While the U.S. program has consisted of efforts primarily by individual waterpower developers, ocean energy research in the United Kingdom has received significant government funding. This funding provides a benchmark of the level of effort that the U.S. may need to invest to develop technologies to access its ocean energy resources. According to a personal communication with Gary Shanahan, Director of Emerging Technologies for the UK Department of Trade & Industries, the UK has invested and completed ocean energy research amounting to:

•

25 million pounds from 199 to 2005 (approximately $47 million USD)

•

50 million pounds from 2006 to 2008 (approximately $95 million USD)

•

42 million pounds to support developed prototypes (not R&D) (approximately $80 million USD)

•

8 million pounds to support infrastructure projects and address environmental issues (approximately $15 million USD)

PRODUCT BACKGROUND

The energy of sea waves increases in proportion to the third power of amplitude; therefore, each 10-meter wave brings generates 150 kW per meter of wave front. In this case, a 1000 meter-coastline power plant can produce 15 MW with 10% efficiency, enough power to supply a small town of 30,000 inhabitants.

The winter energy consumption of Great Britain (30 GW) can be satisfied by a wave power plant situated in the North Atlantic behind Hebrides. The exceptionally large waves in that area move energy production into the range of a large power plant; one to two thousand meter coastlines are capable of producing 150-200 MW of power. Smaller customers can be provided with proportionately smaller units to produce an appropriate power supply; with 10 to 20 meters of coastline available, 10 to 20 kW of power can be produced.

The best material for wave unit production on the industrial scale is plastic – polyethylene, polypropylene, and so on.  Such material isn't expensive, especially recycled - about $100 USD per ton. There are a lot of machines currently available for blowing and extrusion of different parts of the wave energy device. Taking these figures into account, the cost of a small-scale plastic wave power plant will be $150-$160 USD per kW, with the costs of a large-scale plant being even lower. The service life of plastic wave devices is 3-5 years, depending on solar radiation resistance. Since the pay-back term of each plant is approximately three to four months, the cost of the plant will be returned 12-15 times over its service lifetime, which is quite profitable for the energy sector.

A prototype of our wave power station, consisting of a rotor converter of sea-wave energy attached to a conventional energy generator, was tested. Our OPC consists of rotors with work cells located on their side surface. The rotors are attached to a hard frame in parallel and are connected to conventional electrical generators for transmission.

Work cells are equipped with unidirectional valves, which allow air and water to flow in one direction only inside the cells. Sea water is oscillating and passing through the cells on one side only, creating an inequality in the gravitational force and causing rotation according to Archimedes’ Principle.

While afloat when there are waves on the sea, the wave power station generates electric current and directs it through a cable to a consumer (a settlement on the sea shore, a vessel or a producing enterprise).

Unlike most other alternative energy sources, our OPC can produce electricity according to any international electricity standards, which can be used by any existing electrical apparatus without the need for any additional converters and modifications.

OPC / WEPP (Wave Electric Power Plant) units not only produce electricity but also dissipate the force of storm waves and provide coastline protection.

The full-size pilot wave power device (5m x 10m) with a capacity up to 3 kW will be assembled and installed on the shore of the Ha’apai Islands in Tonga under the Project. This power unit will be used for autonomous energy supply of an FM transmitter with a power of approximately 1 kW.

Floating parts of the device are made from recycled plastic: work cells from HDPE, and work rotors from PVC. After assembling, the device will be toweled and moored in the deep water off the coast on  concrete anchors. The device is connected to the electricity consumer by underwater cable. There is an accumulator battery to allow non-stop energy supply regardless of current weather conditions.

BUSINESS MODEL

1.

Research, development, and production of OPC and WEPP. We plan to develop a model row of WEPP with different electric power:

a.

Coastal, connected to the grid;

b.

Small-sized power units for remote customers (such as sea oil platforms); and

c.

An energy source for moving vessels.

2.

Development of sales and service of OPC/WEPP through a network of local representatives and installers.

3.

Further research, development, and manufacture of wave energy converters.

PLAN OF OPERATION

We plan the following development stages for our enterprise:

A.

Stage One

a.

Engineering the development of a full-scale model of a 10kW pre-serial WEPP on the basis of the existing 3kW prototype;

b.

Preparing the 10kW WEPP for serial production;

c.

Developing a marketing plan;

d.

Seeking investors and business partners

Stage Duration: 10 months

Required Investment: $360,000 USD.

B.

Stage Two

a.

Placement of contracts for manufacturing, delivery, and installation of WEPP in several countries in Southeast Asia, including China and South Korea;

b.

Manufacturing and installing a full-scale industrial specimen of a WEPP in the Pacific Ocean;

c.

Completing the international patent process and the sale of licenses on technology;

d.

Arrangement of the industrial production of differently-sized WEPP units:

Sizes of WEPP Units

WEPP Power Unit	Diameter of Rotor (in meters)	WEPP Size (in square meters)
1 kW	1	3 m x 8 m = 24 m2
3 kW	1.5	5 m x 10 m = 50 m2
5 kW	1.5	7 m x 10 m = 70 m2
10 kW	1.5	15 m x 10 m = 150 m2
20 kW	3	10 m x 30 m = 300 m2
50 kW	3	25 m x 30 m = 750 m2
100 kW	3	50 m x 30 m = 1500 m2

Stage Duration: 24 months

Required Investment: $900,000 USD.

C.

Stage Three

a.

Engineering development of a full model row of WEPP;

b.

Placement of contracts of manufacturing, delivery, and installation of industrial WEPP in the Pacific Ocean

The installation price of OPC/WEPP is approximately $1,250 to $1,500USD per kW of installed power, comparable with the installation cost of a wind power generator or a gasoline mini power station.

Estimated Price of WEPP Units (excluding delivery and assemblage)

WEPP Unit Capacity	Estimated Price (USD)
3 kW	$3,600
10 kW	$11,000
20 kW	$21,000
50 kW	$51,000
100 kW	$100,000

According to materials of correspondence with potential buyers, at the given sale prices, the estimated annual sales volumes are as follows:

a)

Fiji, Nauru, Kiribati, Vanuatu and the Solomon Islands - $500,000 USD

b)

Chile and the Bahamas - $2,000,000 USD

c)

North Sea Oil Platforms - $1,000,000,000 USD

We plan to raise additional funds through joint venture partnerships, project debt financings or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. There is no assurance that we will be successful in raising additional capital or achieving profitable operations. Our consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

We will need financing within 12 months to execute our business plan. The total time period between the arrangement of financing and a production launch is estimated at 18 to 24 months.

RECENT DEVELOPMENTS

As previously noted, a prototype of our unique technology of sea wave energy to electricity conversion, a result of 15 years of work improving the rotors, was tested at Suva, Fiji Islands, by the University of the South Pacific, and patented in 2005.

More recently, a full scale prototype of the Ocean Power Converter (OPC) with installed power up to 2 kW was manufactured and tested at the Experimental division of the Sevastopol Marine Hydrophysical Institute, Black Sea, Crimea Peninsula.

Further development of the construction of the OPC has led to the creation of a simpler, more reliable, less expensive OPC prototype. Estimations show that the costs of electrical power produced by the improved OPC do not exceed three cents per kWh. The pay-back term of each plant is approximately three to four months; therefore, the cost of each plant will be returned 12-15 times over its service lifetime.

RESULTS OF OPERATIONS

Results of Operations from Inception (November 28, 2007) through April 30, 2008

The Company had zero revenues from Inception (November 28, 2007) through April 30, 2008.

Operating Expenses from Inception (November 28, 2007) through April 30, 2008

The Company had operating expenses of $21,500 from Inception (November 28, 2007) through April 30, 2008 .  The  primary reason for the increase in operations was due to Consulting, Legal and Accounting Expense of $12,500.

Other Expense from Inception (November 28, 2007) through April 30, 2008

The Company had other expenses of zero from Inception (November 28, 2007) through April 30, 2008.

LIQUIDITY AND CAPITAL RESOURCES

We believe the proceeds from private placements and the reserves will generate sufficient cash in assisting with the operating needs of the Company. The Company is continuing to inquire into new investments to provide for further research and development capital and assisting further acquisitions over the next twelve months.

Historically, we have funded our operations through financing activities consisting primarily of private placements of debt and equity securities with existing shareholders and outside investors. Our principal use of funds has been for the further development of our OPC/WEPP Project, for capital expenditures and general corporate expenses.

During the twelve months ended April 30, 2008, proceeds of approximately $32,000 were received from the sale of securities in connection with various private placements.

Off-balance Sheet Arrangements

There are no off-balance sheet arrangements .

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. A critical accounting policy is one that is both very important to the portrayal of our financial condition and results, and requires management’s most difficult, subjective or complex judgments. Typically, the circumstances that make these judgments difficult, subjective and/or complex have to do with the need to make estimates about the effect of matters that are inherently uncertain.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight handling costs, and wasted material (spoilage) UNDER THE GUIDANCE IN ARB 43, Chapter 4, "inventory Pricing" Paragraph 5 of ARB 42, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal a to require treatment as current period charges..."

This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company intends to implement the above effective January 1, 2008.

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. The Company is not impacted by this pronouncement.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. The Company is in the process of reviewing this pronouncement and will implement this pronouncement effective January 1, 2008, where applicable.

In December 2004, the FASB issued a revision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123R"). SFAS 123R supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." SFAS 123R is effective for the first interim or annual reporting period of the company's first fiscal year that begins on or after June 15, 2005. The new standard will require us to recognize compensation costs in our financial statements in an amount equal to the fair value of share-based payments granted to employees and directors. We are currently evaluating how we will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on our financial position and results of operations and earnings per share.

The Company has requested the Compensation Committee to review the impact of this pronouncement and to review the costs of stock options, restricted stock and other incentive-equity based programs to align management and its employees with the shareholders' interests. The Company will implement this pronouncement effective January 1, 2008.

In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, "Share-Based Payments," ("SAB 107"). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees. The Company and management are reviewing SAB 107 in conjunction with its review of SFAS 123R.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47 "ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS--AN INTERPRETATION OF FASB STATEMENT NO. 143" ("FIN No. 47"). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective no later than December 31, 2005. FIN No. 47 did not impact the Company for the year ended December 31, 2005.

In May 2005, the FASB issued SFAS No. 154, "ACCOUNTING CHANGES AND ERROR CORRECTIONS, A REPLACEMENT OF APB NO. 20 AND FASB STATEMENT NO. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 was utilized for the restatement of the beneficial conversion feature for the year ended December 31, 2004.

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No.157 (SFAS 157), “FAIR VALUE MEASUREMENTS” which defines fair value and establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure requirements about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact, if any, of adopting SFAS 157 on our financial statements.

In February 2007, the FASB issued SFAS No. 159 (SFAS 159), “THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES, INCLUDING AN AMENDMENT TO SFAS 115.” SFAS No. 159 allows the measurement of many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis under a fair value option. In addition, SFAS 159 includes an amendment of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and applies to all entities with available-for-sale and trading securities. SFAS 159 is effective for fiscal years that begin after November 15, 2007. We are currently evaluating the impact, if any, of adopting SFAS 159 on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “NONCONTROLLING INTERESTS IN FINANCIAL STATEMENTS—AN AMENDMENT OF ARB NO.51”. SFAS 160 is intended to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, and entities to provide sufficient disclosures to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No.160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have an effect our financial statements.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors. Certain officers and directors of the Company have provided personal guarantees to our various lenders as required for the extension of credit to the Company.

Accounting Policies Subject to Estimation and Judgment

Management's Discussion and Analysis of Financial Condition and Results of Operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended April 30, 2008.

HISTORY

“Ocean Energy, Inc.” was incorporated in Nevada on November 28, 2007 with the purpose of profitably  producing and distributing Ocean Power Converters (OPC) supplying seashore consumers. This  innovative, patent-pending technology is the result of 15 years of improvement of the Wincrants rotor executed by the CEO of our company. Nine prototypes of OPC have been manufactured and tested, one of which was installed and tested in the city of Suva, Fiji Islands, by the University of the South Pacific. After this was completed, an official letter regarding the successful realization of the project was issued. Interest in the development of the engineering of sea wave power was revealed by the South Pacific Geoscience Application Commission – SOPAC (Fiji) and by the governments of Nauru, Kiribati, Tonga, Tuvalu, Samoa, Bahamas, and others.

The next full scale prototype, a 2 kW OPC, was manufactured and tested in the Black Sea at the Experimental division of the Sevastopol Marine Hydrophysical Institute. An official letter from the Institute confirms that OPC is an effective and reliable device for power production derived from sea waves.

Further development of the construction of Ocean Power Converters has led to the creation of a  simpler, more reliable, less expensive OPC device. In October of 2007, the trade association IPC filed  a Patent Cooperation Treaty application to install a new model of OPC. Estimated costs of electrical power produced by improved OPCs do not exceed 3 cents per kWh,  with an expected lifetime of  no less than 15 years. The estimated resource of the world’s ocean wave energy potential is about 100TW.

INDUSTRY BACKGROUND

Worldwide total electrical power consumption reached about 100 GW by 2005. Electrical generation capacity grows at approximately 5% per year, while demand is growing by more than 10% per year. This has led to an increase in electricity prices of approximately 5 - 10%  per year.

The oceans have a tremendous amount of energetic potential and are close to many, if not most, of the world’s most concentrated populations. Some believe that ocean power will provide a substantial amount of new renewable energy around the world. Difficulties arising from marine life attaching to energy systems in the sea require these generators to be easily cleanable.

Wave power refers to the energy of ocean surface waves and the capture of that energy to do useful work, including electricity generation, desalination, and the pumping of water into reservoirs. Wave power is a form of renewable energy and is one of the most environmentally friendly forms of energy currently available. Wave energy has been included as a Renewable Energy source by the latest U.S. Federal Regulations. It is emission-free and its placement reduces the destructive effect of waves on the coastline. Though often co-mingled, wave power is distinct from the diurnal flux of tidal power and the steady gyre of ocean currents.

Good wave power locations have a flux of about 50 kW per meter of shoreline. Using present-day technology, a maximum of about 20% of that energy, or 10 kW per meter, could be converted into useful electricity. According to the Palo-Alto based EPRI (Electric Power Research Institute, www.epri.com) and their document  Assessment of Waterpower Potential and Development Needs,  “An average of 37,000 megawatts of energy dissipates on California’s 1,200 kilometers (745 miles) of coastline”.

Assuming large scale deployment of wave power technology, coverage of 5000 kilometers of shoreline (worldwide) is plausible. Therefore, the potential for shoreline-based wave power is about 50 GW. Deep water wave power resources are truly enormous. The potential of energy flux of waves that wash against shores is about 3 TW.

The Energy Independence and Security Act of 2007 [H.R.6] (Subtitle C - Marine and Hydrokinetic Renewable Energy Technologies) pays a great deal of attention to the development of Wave energy technologies.

The Energy Policy Act of 2005 and The Energy Independence and Security Act of 2007 were designed to reduce dependence upon foreign energy sources (which has now grown to over 50% of total energy consumption) by relying on energy generated by domestically-produced, environmentally-friendly sources.  These energy sources are specifically designated under law and include natural gas, propane, ethanol, methanol, hydrogen, electricity, and biodiesel.

As of March 2006, 22 U.S. states and the District of Columbia have enacted renewable portfolio standards (RPS) laws and goals, which require up to 25% of the electricity sold in the state to be generated by renewable resources by specified dates in the future. Outside of the U.S., some 43 countries have a national target for renewable energy supply. The European Union (EU) has been particularly aggressive in creating policies to increase renewable energy production and use. In fact, the EU has issued a directive requiring that the member countries collectively generate 21% of their electricity and 12% of their total energy from renewable sources by 2010. In the U.S., RPS’s have typically been established via state legislation, mandates issued by state public utility commissions, and in one case, a 2004 statewide ballot initiative in Colorado. The eligible renewable energy sources and other RPS policies vary from state to state, and generally, though not always, favor the renewable energy resource that is least costly within each state.

Wave power generation is not a widely employed technology, and no commercial wave farm has yet been established, but there are several development-stage projects.

AquaEnergy’s Makah Bay Offshore Wave Energy Pilot Project is a proposed 1 MW pilot wave energy project located off the coast of Washington State. The project will consist of four buoys generating 250 kW each. The project is currently in the FERC (Federal Energy Regulatory Commission) licensing process.

Ocean Power Technologies’ (OPT) Reedsport Wave Park is a proposed 50 MW project off the coast of Oregon. The FERC preliminary permit application was accepted in July 2006 and issuance of a permit based on the application filed July 14, 2006 is pending.

While the U.S. program has consisted of efforts primarily by individual waterpower developers, ocean energy research in the United Kingdom has received significant government funding. This funding provides a benchmark of the level of effort that the U.S. may need to invest to develop technologies to access its ocean energy resources. According to a personal communication with Gary Shanahan, Director of Emerging Technologies for the UK Department of Trade & Industries, the UK has invested and completed ocean energy research amounting to:

•

25 million pounds from 199 to 2005 (approximately $47 million USD)

•

50 million pounds from 2006 to 2008 (approximately $95 million USD)

•

42 million pounds to support developed prototypes (not R&D) (approximately $80 million USD)

•

8 million pounds to support infrastructure projects and address environmental issues (approximately $15 million USD)

PRODUCT BACKGROUND

The energy of sea waves increases in proportion to the third power of amplitude; therefore, each 10-meter wave brings generates 150 kW per meter of wave front. In this case, a 1000 meter-coastline power plant can produce 15 MW with 10% efficiency, enough power to supply a small town of 30,000 inhabitants.

The winter energy consumption of Great Britain (30 GW) can be satisfied by a wave power plant situated in the North Atlantic behind Hebrides. The exceptionally large waves in that area move energy production into the range of a large power plant; one to two thousand meter coastlines are capable of producing 150-200 MW of power. Smaller customers can be provided with proportionately smaller units to produce an appropriate power supply; with 10 to 20 meters of coastline available, 10 to 20 kW of power can be produced.

The best material for wave unit production on the industrial scale is plastic – polyethylene, polypropylene, and so on.  Such material isn't expensive, especially recycled - about $100 USD per ton. There are a lot of machines currently available for blowing and extrusion of different parts of the wave energy device. Taking these figures into account, the cost of a small-scale plastic wave power plant will be $150-$160 USD per kW, with the costs of a large-scale plant being even lower. The service life of plastic wave devices is 3-5 years, depending on solar radiation resistance. Since the pay-back term of each plant is approximately three to four months, the cost of the plant will be returned 12-15 times over its service lifetime, which is quite profitable for the energy sector.

A prototype of our wave power station, consisting of a rotor converter of sea-wave energy attached to a conventional energy generator, was tested. Our OPC consists of rotors with work cells located on their side surface. The rotors are attached to a hard frame in parallel and are connected to conventional electrical generators for transmission.

Work cells are equipped with unidirectional valves, which allow air and water to flow in one direction only inside the cells. Sea water is oscillating and passing through the cells on one side only, creating an inequality in the gravitational force and causing rotation according to Archimedes’ Principle.

While afloat when there are waves on the sea, the wave power station generates electric current and directs it through a cable to a consumer (a settlement on the sea shore, a vessel or a producing enterprise).

Unlike most other alternative energy sources, our OPC can produce electricity according to any international electricity standards, which can be used by any existing electrical apparatus without the need for any additional converters and modifications.

OPC / WEPP (Wave Electric Power Plant) units not only produce electricity but also dissipate the force of storm waves and provide coastline protection.

The full-size pilot wave power device (5m x 10m) with a capacity up to 3 kW will be assembled and installed on the shore of the Ha’apai Islands in Tonga under the Project. This power unit will be used for autonomous energy supply of an FM transmitter with a power of approximately 1 kW.

Floating parts of the device are made from recycled plastic: work cells from HDPE, and work rotors from PVC. After assembling, the device will be toweled and moored in the deep water off the coast on  concrete anchors. The device is connected to the electricity consumer by underwater cable. There is an accumulator battery to allow non-stop energy supply regardless of current weather conditions.

DESCRIPTION OF PROPERTY

Legal Proceedings

Since inception, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

MANAGEMENT

Directors are elected at the Company's annual meeting of Stockholders and serve for one year until the next annual Stockholders' meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company reimburses all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

The following is a biographical summary of the experience of each of the executive officers:

The following table sets forth certain information with respect to our directors, executive officers and key employees.

NAME	AGE	POSITION
Valentyna Stupenko	39	Chief Executive Officer
Yury Milkov	61	Chief Technology Officer

VALENTYNA STUPENKO, President and Chief Executive Officer – Ms. Valentyna Stupenko joined us in March 2008. From December 2006 till March 2008, Ms. Stupenko served as Deputy Director of Metinvestconsulting, Ltd.. From September 2003 through December 2006, Ms. Stupenko occupied a position of lead economist of the Privat Intertrading Company. From April 2002 to September 2003, Ms. Stupenko was employed as an engineer by the Sea Electrical Generators Ltd., a company developing ocean wave electric convertors and power plants. From 1998 through 2003, Ms. Stupenko served in various capacities in Privat Intertrading Company, a producer of ferroalloys.  Ms. Stupenko received M.A. degree from Dniepropetrovsk State University and M.A. degree from Dniepropetrovsk Building Academy.

YURY MILKOV, Chief Technology Officer – Mr. Milkov is primarily responsible for developing of the ocean wave electric convertors. From 1992 till 2005 was employed as Chief Maintenance Engineer of Audi Center in Dniepropetrovsk. Since 2005 on present time Mr. Milkov occupied a position of Chief Maintenance Engineer of  Coral Invest Technologies, Ltd.

Mr. Milkov is a graduate of the Dniepropetrovsk Metallurgical Institute (M.S. degree in 1979).

Compensation of Directors

We do not pay our Directors any fees in connection with their role as members of our Board. Directors are not paid for meetings attended at our corporate headquarters or for telephonic meetings Our Directors are reimbursed for travel and out-of-pocket expenses in connection with attendance at Board meetings. Each board member serves for a one year term until elections are held at each annual meeting.

Directors are elected at the Company's annual meeting of Stockholders and serve for one year until the next annual Stockholders' meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company reimburses all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

Family Relationships

There are no family relationships on the Board of Directors.

Involvement In Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance With Section 16 (a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule16a-3(e) under the Securities Exchange Act of 1934 during our most recent fiscal year and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, the following officers, directors and owners of 10% or more of our outstanding shares have not filed all Forms 3, 4 and 5 required by Section 16(a) of the Securities Exchange Act of 1934:

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer or controller or persons performing similar functions. Such Code of Ethics is filed as Exhibit 14.1 hereto.

Executive Compensation

The following table sets forth for the fiscal years ended April 30, 2008, the compensation awarded to, paid to, or earned by, our Chief Executive Officer and our  Chief Technology Officer whose total compensation  was zero.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal year Ended April 30	Salary ($)*	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)
VALENTYNA STUPENKO, President and Chief Executive Officer	2008	$0.00	$0.00	$0.00	None
YURY MILKOV, Chief Technology Officer
	2008	$0.00	$0.00	$0.00	None

Neither Valentyna Stupenko or  Yury Milkov has been awarded, paid or earned any executive compensation.

Outstanding Equity Awards At Fiscal Year-End Table

None.

Option Exercises And Stock Vested Table

None.

PENSION BENEFITS TABLE

None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Potential Payments Upon Termination Or Change In Control Table

None.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

The directors did not receive any other compensation for serving as members of the board of directors. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

We do not intend to pay any additional compensation to our directors. As of the date hereof, we have not entered into employment contracts with any of our officers and we do not intend to enter into any employment contracts until such time as it profitable to do so.

DESCRIPTION OF CAPITAL STOCK

General

The Company is authorized to issue 75,000,000 shares of common stock, par value of $0.001 per share. Our Articles of Incorporation do not authorize us to issue any preferred stock. As of April 30, 2008  there were 12,200,000 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock issuable upon exercise of warrants or conversion of notes that are being registered in this prospectus will, when the warrants or note are properly exercised, be fully paid and non-assessable.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination", unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitation of Liability: Indemnification

Our Bylaws provide that the Company shall indemnify its officers, directors, employees and other agents to the maximum extent permitted by Nevada law.  Our Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

We believe that the provisions in its Articles of Incorporation and its Bylaws are necessary to attract and retain qualified persons as officers and directors.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions of the Articles Of Incorporation

Our Certificate of Incorporation and Bylaws include a number of provisions which may have the effect of discouraging persons from pursuing non-negotiated takeover attempts. These provisions include limitations on stockholder action initiated by Interested Stockholders, a prohibition on the call of special meetings of stockholders by persons other than the Board of Directors, and a requirement of advance notice for the submission of stockholder proposals or director nominees.

Market for Registrant's Common Equity,
Related Stockholder Matters and Issuer Purchases of Equity Securities

Our common shares are not currently quoted on any exchange.

Holders

We have approximately 7 record holders of our common stock as of April 30, 2008.

Dividend Policy

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

Equity Compensation Plan Information

Stock Option Plan

The Company, at the current time, has no stock option plan or any equity compensation plans

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information regarding beneficial ownership of the common stock as of June 18, 2008, by (i) each person who is known by the Company to own beneficially more than 5% of the any classes of outstanding Stock, (ii) each director of the Company, (iii) each officer and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 1984 Isaac Newton Square West, Suite 202, Reston, VA 20190.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	Percent of Class
VALENTYNA STUPENKO, President and Chief Executive Officer	7,500,000	61,5
YURY MILKOV, Chief Technology Officer	1,500,000	12,3

(1)  Based on 12,200,000 issued and outstanding shares of common stock.

Certain Relationships and Related Transactions.

There have been no material transactions during the past two years between us and any officer, director or any stockholder owning greater than 5% of our outstanding shares, nor any of their immediate family members.

Interests of Named Expert And Counsel
Legal Matters

Our financial statements for the year ended April 30, 2008, contained in this prospectus have been audited by Moore & Associates Chartered, registered independent certified public accountants, to the extent set forth in their report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting. Moore & Associates Chartered does not own any interest in us.

Joseph I. Emas passed upon the validity of the issuance of the common shares to be sold by the selling security holders under this prospectus. Joseph I. Emas does not own any interest in us.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Where You Can Find More Information

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions.  The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

 Financial Statements

Exhibitis and Financial Statements Schedules.

Description

Page

Report of Independent Registered Certified Public Accounting Firm

F-1

Balance sheets at April 30, 2008

F-2

Statements of operations for the for the period from November 28, 2007(inception) through the year ended April 30, 2008

F-3

Statements of shareholders' equity for the for the period from November 28, 2007(inception) through the year ended April 30, 2008

F-4

Statements of cash flows for the for the period from November 28, 2007(inception) through the year ended April 30, 2008

F-5

Notes to financial statements for the for the period from November 28, 2007(inception) through the year ended April 30, 2008

F-6

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ocean Energy, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Ocean Energy, Inc. (A Development Stage Company) as of April 30, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on November 28, 2007 through April 30, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ocean Energy, Inc. (A Development Stage Company) as of April 30, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on November 28, 2007 through April 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred a net loss of $21,500 from inception to April 30, 2008, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

May 28, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Ocean Energy, Inc.
( A Development Stage Company)

BALANCE SHEET

April 30, 2008

ASSETS

Current Assets
Cash	$ 19,500

Total Assets	$ 19,500

LIABILITIES AND STOCKHOLDERS' EQUITY (Deficit)

Current liabilities
Accounts payable	$ -

Total Liabilities	-

Stockholders' Equity (Deficit)

Common Stock, authorized 75,000,000
shares, $0.001 par value,
12,200,000 shares issued and Outstanding	$ 12,200
Add'l Paid in Capital	$ 28,800

Deficit Accumulated During
Development Stage	(21,500)

Total Stockholders' Equity (Deficit)	19,500

Total liabilities and stockholders' equity (Deficit)	$ 19,500

The accompanying notes are an integral part of these statements

Ocean Energy, Inc.
( A Development Stage Company)

STATEMENT OF OPERATIONS

Inception
28-Nov-07
through
April 30,
2008

Revenue:
Revenue	$ -

Total Revenue	-

Expenses:
General and Administrative	9,000
Consulting, Legal and Accounting	12,500

Total expenses	21,500

Loss before income taxes	21,500

Provision for income taxes	-

Net loss	$ 21,500

Basic and Diluted Earnings (Loss) per Share	$ 0.001

Weighted Average Number of Common Shares	11,662,108

The accompanying notes are an integral part of these statements

Ocean Energy, Inc.
( A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY
(From November 28, 2007 (Inception) through April 30, 2008)

			Additional
	Common Stock		Paid in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity

Common Shares issued to Founders at $0.001 per Share on Jan 15th, 2008	9,000,000	$ 9,000	$ -	$ -	$9,000
Common Stock issued for cash at $0.01 per share in 15th of April, 2008	3,200,000	3,200	28,800		32,000

Net (Loss) for period				(21,500)	(21,500)

Balance, April 30, 2008	12,200,000	$ 12,200	$ 28,800	$ (21,500)	$19,500

The accompanying notes are an integral part of these statements

Ocean Energy, Inc.
( A Development Stage Company)

STATEMENT OF CASH FLOWS

Inception
28-Nov-07
through
April 30,
2008
Operating Activities:
Net income (loss)	$ (21,500)
Significant Non-Cash Transactions
Stock issued for founders services	9,000

Net cash provided by (used in) operating activities	(12,500)

Investing Activities:

Cash (used) in investing activities	-

Financing Activities:
Proceeds from the sale of Stock	32,000

Net cash provided by (used in) financing activities	32,000

Net increase (decrease) in cash and cash equivalents	19,500

Cash and cash equivalents at beginning of the period	-

Cash and cash equivalents at end of the period	$ 19,500

Supplemental Information:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these statements 42

Ocean Energy, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

April 30, 2008

NOTE 1.

GENERAL ORGANIZATION AND BUSINESS

Ocean Energy Inc., (“the Company”) was organized in the State of Nevada on November 28, 2007

The goal of the company is the development, production, and distribution of sea wave energy converters and Wave Electric Power Plants (WEPP). WEPP convert renewable marine and/or ocean hydrokinetic energy to electricity. The electricity produced can be used for domestic or local use, or widely distributed as needed.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies and procedures are listed below.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company uses a April 30 year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all short-term liquid investments that are readily convertible to know amounts of cash and have original maturities of three months or less.  As of April 30, 2008 there were no cash equivalents.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Stock Based Compensation

The Company accounts for its stock based compensation based upon provisions in SFAS No. 123, Accounting for Stock-Based Compensation.  In this statement stock based compensation is divided into two general categories, based upon who the stock receiver is, namely: employees/directors and non-employees/directors.  The employees/directors category is further divided based upon the particular stock issuance plan, namely compensatory and non-compensatory.  The employee/directors non-compensatory securities are recorded at the sales price when the stock is sold.  The compensatory stock is calculated and recorded at the securities’ fair value at the time the stock is given.  SFAS 123 also provides that stock compensation paid to non-employees be recorded with a value which is based upon the fair value of the services rendered or the value of the stock given, whichever is more reliable.  The Company has selected to utilize the fair value of the stock issued as the measure of the value of services obtained.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7.  The Company’s planned principal operations have not fully commenced.

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company incurred advertising cost of $-0- during the year ended April 30, 2008.

NOTE 3.  GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred net losses from inception to April 30, 2008 of $21,500.

Losses are expected to continue for the immediate future.  In addition, the Company’s cash flow requirements have been met by the generation of capital through private placements of the Company’s common stock and loans.  Assurance cannot be given that this source of financing will continue to be available to the Company and demand for the Company’s equity instruments will be sufficient to meet its capital needs.  However; the company is in process of following through with its business plan with sufficient capital at present to meet its business plan.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet it’s obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to generate revenues.

NOTE 4.  PROVISION FOR INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be not realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.  The provision for income taxes consists of the state minimum tax imposed on corporations.

NOTE 5.  STOCKHOLDERS EQUITY

The Company is authorized to 75,000,000 common shares with a $0.001 par value.  As of April 30,  2008 -  12,200,000 shares were outstanding.

On January 15, 2008, the Company issued 7,500,000 shares of common stock at the par value of $0.001 per share to Valentina   Stypenko the CEO and a Founder of the Ocean Energy Inc.

On January 15, 2008, the Company issued 1,500,000 shares of common stock at the par value of $0.001 per share to Yury Milkov the CTO and a Founder of the Ocean Energy Inc

On April 15, 2008, the Company issued 3,200,000 restricted shares of common stock for $32,000 cash or $0.01 per share.

NOTE  6.

 THE EFFECT OF RECENTLY ISSUED ACCOUNTING  STANDARDS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) 155-157 and their effect on the Company.

Statement No. 155 – Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivatives Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and

Extinguishment of Liabilities.  SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows.  SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument.

Statement No. 156 – Accounting for Servicing of Financial Assets

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, which provides an approach to simplify efforts to obtain hedge-like (offset) accounting.  This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied.

Statement No. 157 – Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, to clarify how to measure fair value and to expand disclosures about fair value measurements.  The expanded disclosures include the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

Statement No. 158 -  Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity.  This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

Statement No. 159 -  The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value.  The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

PROSPECTUS

Ocean Energy, Inc.

955,000 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

Until [-----], 2008, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

II-1

Issuances of Unregistered Securities

During the past three years the registrant has issued the following securities without registration under the Securities Act of 1933, as amended:

On January 15, 2008, the Company issued 7,500,000 shares of common stock at the par value of $0.001 per share to Valentina Stypenko, the CEO and a Founder of the Ocean Energy Inc.

On Jaunary 15, 2008, the Company issued 1,500,000 shares of common stock at the par value of $0.001 per share to Yury Milkov, the CTO and a Founder of the Ocean Energy Inc.

On April 15, 2008, the Company issued 3,200,000 restricted shares of common stock for $32,000 cash or $0.01 per share.

The offer and sale of all Shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The Investor acknowledged the following: Subscriber is not a United States Person, nor is the Subscriber acquiring the Shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the Subscriber to purchase the Units have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

Commission Registration Fee		$19.
Printing and Engraving Expenses		$100.
Accounting Fees and Expenses		$15,000.
Legal Fees and Expenses		$25,000.
Miscellaneous	$

TOTAL		$40,119.

Exhibits

3.1  Articles of Incorporation [1]

3.2  Bylaws [1]

5.1 Opinion re. Legality [2]

14.1 Code of Ethics [1]

23.1 Consent of Registered Certified Public Accountants [2]

23.2 Consent of Legal Counsel (included in Exhibit 5.1 hereto) [2]

Notes:

[1] Previously filed as an Exhibit to Ocean Energy, Inc.'s registration statement on Form S-1 filed with the Securities and Exchange Commission on June 18, 2008.

[2] Filed herewith.

UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B (230.430B of this chapter):

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on July 3, 2008 ..

OCEAN ENERGY, INC.

Date: July 3, 2008	By: /s/ Valentyna Stupenko
Name: Valentyna Stupenko
Title: Chief Executive Officer; Chief Financial Officer

In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/Valentyna Stupenko	Date: July 3, 2008
Name: Valentyna Stupenko
Title: Chief Executive Officer; Chief Financial Officer